Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Jon Kasle
781.522.5110
For Immediate Release

Raytheon Reports Solid First Quarter 2013 Results

•	Adjusted EPS of $1.56, up 5 percent; EPS from continuing operations was $1.49[1], up 12 percent

•	Adjusted operating margin of 13.2 percent, up 10 basis points; reported operating margin of 12.0 percent[1]

•	Net sales of $5.9 billion, consistent with first quarter 2012

•	Solid operating cash flow from continuing operations of $422 million

•	As previously announced, increased annual dividend by 10 percent to $2.20 per share

•	Updated full-year 2013 guidance
__________________________________________________________________________________________________

WALTHAM, Mass., (April 25, 2013) - Raytheon Company (NYSE: RTN) announced first quarter 2013 Adjusted EPS1 of $1.56 per diluted share compared to $1.48 per diluted share in the first quarter 2012, up 5 percent. First quarter 2013 EPS from continuing operations was $1.49 compared to $1.33 in the first quarter 2012. First quarter 2013 included $0.08 associated with the favorable impact of the 2012 research and development (R&D) tax credit. In addition, an unfavorable FAS/CAS Adjustment of $0.14 was included in both the first quarter 2013 and the first quarter 2012.
“Strong program execution drove solid operating results in the first quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our innovation and technology, along with our focus on productivity, agility and affordability, continue to create value for our customers and shareholders.”
Net sales for the first quarter 2013 were $5,879 million, compared to $5,938 million in the first quarter 2012.

__________________________________
1 Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders and Adjusted Operating Margin is total operating margin, in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. Q1 2013 Adjusted EPS also excludes the impact of the research and development (R&D) tax credit, approved by Congress in January 2013, that relates to 2012 as discussed above. In addition, the Q1 2012 Adjusted EPS amount has been revised to include the favorable $0.02 impact for the R&D tax credit. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Operating cash flow from continuing operations for the first quarter 2013 was $422 million compared to $111 million for the first quarter 2012. The increase in operating cash from continuing operations in the first quarter 2013 was primarily due to working capital improvements and the timing of tax payments.
In the first quarter 2013, the Company repurchased 4.2 million shares of common stock for $225 million as part of its previously announced share repurchase program. In addition, as announced in March 2013, the Company's Board of Directors voted to increase the Company's annual dividend rate by 10 percent from $2.00 to $2.20 per share, the ninth consecutive annual dividend increase.
The Company ended the first quarter 2013 with $719 million of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.

Summary Financial Results

	1st Quarter		%
($ in millions, except per share data)	2013	2012	Change

Net Sales	$5,879	$5,938	-1.0%
Income from Continuing Operations attributable to Raytheon Company	$490	$450	8.9%
Adjusted Income*	$511	$502	1.8%
EPS from Continuing Operations	$1.49	$1.33	12.0%
Adjusted EPS*	$1.56	$1.48	5.4%
Operating Cash Flow from Continuing Operations	$422	$111
Workdays in Fiscal Reporting Calendar	63	64

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders and Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders, in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, Q1 2013 Adjusted EPS excludes the impact of the R&D tax credit, approved by Congress in January 2013, that relates to 2012. In addition, the Q1 2012 Adjusted EPS amount has been revised to include the favorable $0.02 impact for the R&D tax credit. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings
($ in millions)	1st Quarter
	2013	2012
Bookings	$3,606	$5,162

Backlog
($ in millions)	Period Ending
	Q1 2013	Q1 2012	2012
Backlog	$33,546	$34,303	$36,181
Funded Backlog	$22,523	$22,970	$24,047
The Company had bookings of $3.6 billion in the first quarter 2013 and ended the first quarter 2013 with a backlog of $33.5 billion, compared to $34.3 billion at the end of the first quarter 2012.

Outlook
The Company has updated its financial outlook for 2013 to reflect first quarter 2013 results and its current expectations of the effects of sequestration under the Budget Control Act (BCA) of 2011. Charts containing additional information on the Company's 2013 outlook are available on the Company's website at www.raytheon.com/ir.

2013 Financial Outlook
	Current	Prior (1/24/13)
Net Sales ($B)	23.2 - 23.7*	23.6 - 24.1
FAS/CAS Adjustment ($M)	(286)	(286)
Interest Expense, net ($M)	(200) - (210)	(200) - (210)
Diluted Shares (M)	324 - 327	324 - 327
Effective Tax Rate	~29.5%*	~30%
EPS from Continuing Operations	$5.26 - $5.41*	$5.16 - $5.31
Adjusted EPS**	$5.75 - $5.90*	$5.65 - $5.80
Operating Cash Flow from Continuing Operations ($B)	2.1 - 2.3*	2.0 - 2.2

* Denotes change from prior guidance.
** Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, 2013 EPS guidance also excludes the impact of the R&D tax credit that relates to 2012. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
As previously announced, effective April 1, 2013, in order to streamline operations, increase productivity and achieve stronger alignment with its customers' priorities, the Company consolidated its structure. The new structure consists of the following four businesses: the Intelligence, Information and Services business, resulting from the combination of the former Intelligence and Information Systems and former Raytheon Technical Services businesses; and the Integrated Defense Systems, Missile Systems, and Space and Airborne Systems businesses, each of which will be expanded by the realignment of the former Network Centric Systems business operations. These changes are not reflected in the amounts, discussion, or presentation of the Company's business segments as set forth in this news release. The Company will report second quarter 2013 financial results consistent with the new structure.
The Company's reportable segments for the first quarter ending March 31, 2013 were: Integrated Defense Systems, Intelligence and Information Systems, Missile Systems, Network Centric Systems, Space and Airborne Systems, and Technical Services.

Integrated Defense Systems
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$1,263	$1,220	4%
Operating Income	$244	$216	13%
Operating Margin	19.3%	17.7%

Integrated Defense Systems (IDS) had first quarter 2013 net sales of $1,263 million compared to $1,220 million in the first quarter 2012. The increase in net sales was primarily due to higher sales on a missile defense radar program for an international customer. IDS recorded $244 million of operating income compared to $216 million in the first quarter 2012. The increase in operating income was primarily driven by international programs.

During the quarter, IDS booked $208 million to provide advanced Patriot air and missile defense capability for an international customer. IDS also booked $160 million to provide Patriot engineering services support for U.S. and international customers.

Intelligence and Information Systems
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$743	$764	-3%
Operating Income	$59	$62	-5%
Operating Margin	7.9%	8.1%

Intelligence and Information Systems (IIS) had first quarter 2013 net sales of $743 million compared to $764 million in the first quarter 2012. The change in net sales was primarily due to lower net sales on classified programs. IIS recorded $59 million of operating income compared to $62 million in the first quarter 2012.

During the quarter, IIS booked $266 million on a number of classified contracts.

Missile Systems
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$1,453	$1,351	8%
Operating Income	$193	$180	7%
Operating Margin	13.3%	13.3%

Missile Systems (MS) had first quarter 2013 net sales of $1,453 million, up 8 percent compared to $1,351 million in the first quarter 2012. The increase in net sales was primarily driven by higher sales on the Standard Missile-3 (SM-3) and Rolling Airframe Missile (RAM) programs. MS recorded $193 million of operating income compared to $180 million in the first quarter 2012. The increase in operating income was due to higher volume on U.S. Navy programs in the first quarter 2013.

During the quarter, MS booked $156 million for the production of RAM for the German Navy and $85 million on Miniature Air-Launch Decoy (MALD®) for the U.S. Air Force.

Network Centric Systems
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$931	$1,000	-7%
Operating Income	$89	$116	-23%
Operating Margin	9.6%	11.6%

Network Centric Systems (NCS) had first quarter 2013 net sales of $931 million compared to $1,000 million in the first quarter 2012. The change in net sales was primarily due to lower sales on sensor production programs for the U.S. Army. NCS recorded $89 million of operating income compared to $116 million in the first quarter 2012. The change in operating income was primarily due to a change in contract mix and lower volume in the first quarter 2013 as well as higher net program efficiencies in the first quarter 2012.
During the quarter, NCS booked $126 million on the Wide Area Augmentation System (WAAS) program for the Federal Aviation Administration (FAA).

Space and Airborne Systems
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$1,205	$1,257	-4%
Operating Income	$181	$173	5%
Operating Margin	15.0%	13.8%

Space and Airborne Systems (SAS) had first quarter 2013 net sales of $1,205 million compared to $1,257 million in the first quarter 2012. The change in net sales was primarily due to lower net sales on classified programs. SAS recorded $181 million of operating income compared to $173 million in the first quarter 2012. The increase in operating income was primarily due to improved program performance and a change in contract mix.
During the quarter, SAS booked $90 million for the production of Active Electronically Scanned Array (AESA)
radars for the U.S. Air Force. SAS also booked $184 million on a number of classified contracts.

Technical Services
	1st Quarter
($ in millions)	2013	2012	% Change
Net Sales	$755	$802	-6%
Operating Income	$63	$71	-11%
Operating Margin	8.3%	8.9%

Technical Services (TS) had first quarter 2013 net sales of $755 million compared to $802 million in the first quarter 2012. The change in net sales was due to lower net sales on a National Science Foundation (NSF) Polar contract, which was completed in the first quarter 2012. TS recorded operating income of $63 million compared to $71 million in the first quarter 2012.

During the quarter, TS booked $135 million on foreign training programs and $64 million on domestic training programs in support of Warfighter FOCUS activities.

About Raytheon
Raytheon Company, with 2012 sales of $24 billion and 68,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 91 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the First Quarter 2013 Financial Results
Raytheon's financial results conference call will be held on Thursday, April 25, 2013 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 510-0712 in the U.S. or (617) 597-5380 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the Budget Control Act of 2011, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
First Quarter 2013

(In millions, except per share amounts)	Three Months Ended
	31-Mar-13	01-Apr-12

Net sales	$5,879	$5,938
Operating expenses
Cost of sales	4,605	4,659
Administrative and selling expenses	408	405
Research and development expenses	160	168
Total operating expenses	5,173	5,232
Operating income	706	706
Non-operating (income) expense, net
Interest expense	53	50
Interest income	(3)	(2)
Other expense (income)	(7)	(8)
Total non-operating (income) expense, net	43	40
Income from continuing operations before taxes	663	666
Federal and foreign income taxes	167	212
Income from continuing operations	496	454
Income (loss) from discontinued operations, net of tax	(2)	(2)
Net income	494	452
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	6	4
Net income attributable to Raytheon Company	$488	$448

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.50	$1.33
Income (loss) from discontinued operations, net of tax	(0.01)	—
Net income	1.49	1.33

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.49	$1.33
Income (loss) from discontinued operations, net of tax	(0.01)	—
Net income	1.49	1.32

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$490	$450
Income (loss) from discontinued operations, net of tax	(2)	(2)
Net income	$488	$448

Average shares outstanding
Basic	327.4	337.5
Diluted	328.2	338.7

Attachment B
Raytheon Company
Preliminary Segment Information
First Quarter 2013

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	31-Mar-13	01-Apr-12	31-Mar-13	01-Apr-12	31-Mar-13	01-Apr-12

Integrated Defense Systems	$1,263	$1,220	$244	$216	19.3%	17.7%
Intelligence and Information Systems	743	764	59	62	7.9%	8.1%
Missile Systems	1,453	1,351	193	180	13.3%	13.3%
Network Centric Systems	931	1,000	89	116	9.6%	11.6%
Space and Airborne Systems	1,205	1,257	181	173	15.0%	13.8%
Technical Services	755	802	63	71	8.3%	8.9%
FAS/CAS Adjustment	—	—	(71)	(70)
Corporate and Eliminations	(471)	(456)	(52)	(42)
Total	$5,879	$5,938	$706	$706	12.0%	11.9%

Attachment C
Raytheon Company
Other Preliminary Information
First Quarter 2013

(In millions)	Funded Backlog		Total Backlog
	31-Mar-13	31-Dec-12	31-Mar-13	31-Dec-12

Integrated Defense Systems	$7,167	$7,313	$8,796	$9,431
Intelligence and Information Systems	888	1,067	3,661	3,989
Missile Systems	6,158	6,939	9,109	10,030
Network Centric Systems	3,226	3,583	4,081	4,364
Space and Airborne Systems	3,543	3,409	5,790	6,031
Technical Services	1,541	1,736	2,109	2,336
Total	$22,523	$24,047	$33,546	$36,181

			Bookings
			Three Months Ended
			31-Mar-13	01-Apr-12

Total Bookings			$3,606	$5,162

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
First Quarter 2013

(In millions)
	31-Mar-13	31-Dec-12
Assets
Cash and cash equivalents	$3,125	$3,188
Short-term investments	887	856
Contracts in process, net	4,808	4,543
Inventories	442	381
Deferred taxes	102	96
Prepaid expenses and other current assets	94	182
Total current assets	9,458	9,246

Property, plant and equipment, net	1,954	1,986
Deferred taxes	1,245	1,367
Goodwill	12,757	12,756
Other assets, net	1,273	1,331
Total assets	$26,687	$26,686

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,187	$2,398
Accounts payable	1,221	1,348
Accrued employee compensation	865	1,014
Other accrued expenses	1,416	1,142
Total current liabilities	5,689	5,902

Accrued retiree benefits and other long-term liabilities	7,797	7,854
Deferred taxes	10	9
Long-term debt	4,731	4,731

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	2,740	2,928
Accumulated other comprehensive loss	(7,646)	(7,788)
Retained earnings	13,193	12,883
Total Raytheon Company stockholders' equity	8,290	8,026
Noncontrolling interests in subsidiaries	170	164
Total equity	8,460	8,190
Total liabilities and equity	$26,687	$26,686

Attachment E
Raytheon Company
Preliminary Cash Flow Information
First Quarter 2013

(In millions)	Three Months Ended
	31-Mar-13	01-Apr-12

Net income	$494	$452
Loss (income) from discontinued operations, net of tax	2	2
Income from continuing operations	496	454

Depreciation	74	77
Amortization	34	35
Working capital (excluding pension and income taxes)*	(793)	(901)
Other long-term liabilities	(15)	2
Pension and other postretirement benefits	291	254
Other, net	335	190
Net operating cash flow from continuing operations	422	111

Supplemental Cash Flow Information

Capital spending	(49)	(70)
Internal use software spending	(9)	(20)
Dividends	(164)	(146)
Repurchases of common stock	(225)	(400)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F (Page 1 of 2)
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
First Quarter 2013

Adjusted EPS Non-GAAP Reconciliation
2013	2013
(In millions, except per share amounts)	Current Guidance	Prior Guidance
Three Months Ended	Low end	High end	Low end	High end
31-Mar-13	01-Apr-12	of range	of range	of range	of range
Diluted earnings per share from continuing operations attributable to Raytheon Company
common stockholders	$1.49	$1.33	$5.26	$5.41	$5.16	$5.31
Per share impact of the FAS/CAS Adjustment (A)	0.14	0.14	0.57	0.57	0.57	0.57
Per share impact of the 2012 research and development (R&D) tax credit (B)	(0.08)	0.02	(0.08)	(0.08)	(0.08)	(0.08)
Adjusted EPS (2), (3)	$1.56	$1.48	$5.75	$5.90	$5.65	$5.80

(A)	FAS/CAS Adjustment	$71	$70	$286	$286	$286	$286
Tax effect (1)	(25)	(24)	(100)	(100)	(100)	(100)
After-tax impact	46	46	186	186	186	186
Diluted shares	328.2	338.7	327.0	324.0	327.0	324.0
Per share impact	$0.14	$0.14	$0.57	$0.57	$0.57	$0.57

(B)	2012 R&D tax credit	$(25)	$6	$(25)	$(25)	$(25)	$(25)
Diluted shares	328.2	338.7	327.0	324.0	327.0	324.0
Per share impact	$(0.08)	$0.02	$(0.08)	$(0.08)	$(0.08)	$(0.08)

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended
31-Mar-13	01-Apr-12
Income from continuing operations attributable to Raytheon Company common stockholders	$490	$450
FAS/CAS Adjustment (1)	46	46
2012 R&D tax credit	(25)	6
Adjusted Income (2), (4)	$511	$502

Adjusted Operating Margin Non-GAAP Reconciliation
2013	2013
Current Guidance	Prior Guidance
Three Months Ended	Low end	High end	Low end	High end
31-Mar-13	01-Apr-12	of range	of range	of range	of range
Operating Margin	12.0%	11.9%	11.4%	11.6%	11.1%	11.3%
Impact of the FAS/CAS Adjustment	1.2%	1.2%	1.2%	1.2%	1.2%	1.2%
Adjusted Operating Margin (2), (5)	13.2%	13.1%	12.6%	12.8%	12.3%	12.5%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Q1 2013 Adjusted EPS also excludes the earnings per share impact of an R&D tax credit that relates to 2012. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013. In addition, the Q1 2012 Adjusted EPS amount has been revised to include the favorable impact for the 2012 R&D tax credit as described on the next page.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Q1 2013 Adjusted Income also excludes the R&D tax credit that relates to 2012, as discussed above. Q1 2012 Adjusted Income also includes the R&D tax credit as discussed above.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.

Attachment F (Page 2 of 2)
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS and Adjusted Income
Quarters and Full Year 2012

The Company has revised its 2012 Adjusted EPS and Adjusted Income amounts to include the favorable impact from the $25 million ($0.07 per diluted share) 2012 R&D tax credit that was recognized for GAAP reporting in the first quarter of 2013 in order to provide a more meaningful comparison between periods. The revised Adjusted EPS and Adjusted Income amounts for each of the four quarters and full-year 2012 are below. Please note that the amounts may not recalculate due to rounding, and the difference between the first quarter of 2013 ($0.08 per share) and full-year 2012 ($0.07 per share) impact of the 2012 R&D tax credit is due to a higher number of diluted shares for the full-year 2012 as compared to the first quarter of 2013.

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)	Twelve
Three Months Ended	Months Ended
01-Apr-12	01-Jul-12	30-Sep-12	31-Dec-12	31-Dec-12
Diluted earnings per share from continuing operations attributable to Raytheon Company
common stockholders	$1.33	$1.41	$1.51	$1.41	$5.65
Per share impact of the FAS/CAS Adjustment (A)	0.14	0.14	0.09	0.13	0.50
Per share impact of the early debt retirement make-whole provision (B)	—	—	—	0.06	0.06
Per share impact of the 2012 research and development (R&D) tax credit (C)	0.02	0.02	0.02	0.02	0.07
Adjusted EPS (2), (3)	$1.48	$1.57	$1.62	$1.62	$6.28

(A)	FAS/CAS Adjustment	$70	$71	$47	$67	$255
Tax effect (1)	(24)	(25)	(16)	(23)	(89)
After-tax impact	46	46	31	44	166
Diluted shares	338.7	334.4	333.0	330.8	334.2
Per share impact	$0.14	$0.14	$0.09	$0.13	$0.50

(B)	Early debt retirement make-whole provision	$—	$—	$—	$29	$29
Tax effect (1)	—	—	—	(10)	(10)
After-tax impact	—	—	—	19	19
Diluted shares	—	—	—	330.8	334.2
Per share impact	$—	$—	$—	$0.06	$0.06

(C)	2012 R&D tax credit	$6	$6	$6	$7	$25
Diluted shares	338.7	334.4	333.0	330.8	334.2
Per share impact	$0.02	$0.02	$0.02	$0.02	$0.07

Adjusted Income Non-GAAP Reconciliation

(In millions)	Twelve
Three Months Ended	Months Ended
01-Apr-12	01-Jul-12	30-Sep-12	31-Dec-12	31-Dec-12
Income from continuing operations attributable to Raytheon Company common stockholders	$450	$472	$501	$466	$1,889
FAS/CAS Adjustment (1)	46	46	31	44	166
Early debt retirement make-whole provision	—	—	—	19	19
2012 R&D tax credit	6	6	6	7	25
Adjusted Income (2), (4)	$502	$524	$538	$536	$2,099

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Q1 2013 Adjusted EPS also excludes the earnings per share impact of an R&D tax credit that relates to 2012. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013. In addition, the Q1 2012 Adjusted EPS amount has been revised to include the favorable impact for the 2012 R&D tax credit as described above.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Q1 2013 Adjusted Income also excludes the R&D tax credit that relates to 2012, as discussed above. Q1 2012 Adjusted Income also includes the R&D tax credit as discussed above.